Exhibit 23.5

Our Ref:           DAAC/AYHL/LINGD.0001

29 July 2026

BY EMAIL ONLY

Linkage Global Inc.

2-23-3 Minami-Ikebukuro, Toshima-ku

Tokyo, Japan 171-0022

Craft Capital Management LLC

1200 N. Federal Hwy, Suite 328, Boca Raton, FL 33432

Dear Sirs,

Re:	(i)	Linkage Holding (Hong Kong) Limited (“Linkage Holding”); and

(ii)	Linkage Electronic Commerce Limited (“Linkage Electronic”),

(collectively, the “HK Subsidiaries”).

We are a firm of solicitors qualified to practise the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and have been requested by Linkage Global Inc. (the “Company”) to give certain opinions on the HK Subsidiaries in connection with the Sales Agreement dated 20 July 2026 (the “Sales Agreement”) between the Company and Craft Capital Management LLC (the “Agent”), pursuant to which the Company may issue and sell, from time to time, Class A ordinary shares of par value US$0.0025 each through or to the Agent as sales agent or principal on the Nasdaq Capital Market, and the related prospectus supplement (the “Prospectus Supplement”) and base prospectus (the “Prospectus”) filed in connection with the Company’s registration statement on Form F-3 (Registration No. 333-293678) (the “Registration Statement”). This opinion is delivered as a closing opinion in connection with the transactions contemplated by the Sales Agreement. We have taken instructions solely from the Company.

1.	Documents examined

In connection with this opinion, we have examined copies of the following documents:

1.1	the certificate of incorporation of each of Linkage Holding and Linkage Electronic dated 13 April 2022 and 11 March 2022, respectively;

1.2	the annual returns of each of Linkage Holding and Linkage Electronic dated 13 April 2026 and 11 March 2026, respectively;

1.3	the results of the company particular searches conducted on 9 July 2026 through Cyber Search Centre of the Integrated Companies Registry Information

System of the Companies Registry in Hong Kong in respect of each of the HK Subsidiaries (the “Companies Registry Searches”), a copy of which is attached hereto as Appendix 1; and

1.4	the results of the winding-up and bankruptcy searches at the Official Receiver’s Office of the Registrar General’s Department in Hong Kong against each of the HK Subsidiaries conducted on 9 July 2026 (the “Winding-Up Searches”), a copy of which is attached hereto as Appendix 2,

(the abovementioned documents are collectively referred to as the “Documents”).

We have made no investigation of the laws of any jurisdiction outside Hong Kong as a basis for this opinion and do not express or imply any opinion other than the laws of Hong Kong. We have assumed that there is nothing in the laws of any other jurisdiction which affects this opinion in any way.

2.	Assumptions and Qualifications

2.1	In rendering the opinions set forth in this opinion letter, we have assumed the following:

(a)	all Documents we have reviewed are true, accurate, complete and in full effect; that all the signatures, stamps and seals on the Documents are genuine and effective; that no material information has been omitted therefrom;

(b)	any documents governed by laws other than Hong Kong law would be construed under the applicable governing law in the same manner as they would be construed under Hong Kong law;

(c)	each person signing on or executing the Documents has the requisite power and authority to execute, deliver and perform each of the Documents;

(d)	all necessary corporate actions to authorise the signing, delivery and performance of the Documents were or have been taken;

(e)	there have been no undisclosed modifications of any provision of any Documents reviewed by us in connection with the rendering of the opinions set forth in this opinion letter and no undisclosed prior waiver of any right or remedy contained in the Documents;

(f)	the genuineness of each signature, the completeness of each of the Documents provided to us, the conformity to the original of each of the Documents reviewed by us as a copy and the authenticity of the original of each of the Documents received by us as a copy are correct and complete;

(g)	each of the HK Subsidiaries has not passed a voluntary winding up resolution and that no petition has been presented to or an order made by any court for the winding up or administration of any of the HK Subsidiaries and that no receiver has been appointed in relation to any of the HK Subsidiaries or any of its assets or revenues;

(h)	the director(s) and officer(s) of each of the HK Subsidiaries have acted in good faith at all times in relation thereto and that they have not omitted to inform us of any matter or thing which is material in relation to the enquiries raised by us;

(i)	the accuracy on the date stated in all governmental certifications of each statement as to each factual matter contained in those governmental certifications;

(j)	each of the meeting of the directors and the meeting of the shareholders were duly and validly convened by the directors of the each of the HK Subsidiaries and that the resolutions passed in the meeting of the directors and the meeting of the shareholders (including written resolutions of the directors and written resolutions of the shareholders) have not been revoked, amended or rescinded and remain in full force and effect, and all provisions contained in the applicable laws or the constitutional documents of the each of the HK Subsidiaries were duly observed and complied with;

(k)	each of the Documents reviewed by us has been or will be properly stamped, registered and filed (where necessary), and all other procedures that are necessary to perform in order to make the documents admissible in evidence have been or will be carried out and within the time limits prescribed by applicable laws and regulations;

(l)	that the records of each of the HK Subsidiaries are accurate, that files of each of the HK Subsidiaries at the Companies Registry of Hong Kong contained all matters which ought to have been recorded therein and that our search at the Companies Registry of Hong Kong against each of the HK Subsidiaries did not fail to disclose any information which had been delivered for registration but did not appear on the files of any of the HK Subsidiaries at the time of our search;

(m)	there is no amendment to the articles of association of each of the HK Subsidiaries;

(n)	that the correct procedure will be carried out for the passing of resolutions of the board (the “Board Resolutions”) and that the Board Resolutions will be executed by all directors of each of the HK Subsidiaries appearing on the register of directors of each of the HK Subsidiaries at the date of such execution;

(o)	that no resolution of the members of each of the HK Subsidiaries has been passed limiting the powers of the directors; and

(p)	(if applicable) the choice of the laws of Hong Kong as the governing law of the Documents has been made by the parties in good faith.

2.2	Unless otherwise indicated in this opinion letter, we have not performed any investigation or verification with relevant authorities in respect of the Documents. Therefore, all the statements, analysis and conclusions in this opinion letter are made or provided based upon the assumption that the Documents do not contain any information inconsistent with or contrary to those registered or filed with the relevant authorities.

2.3	We are qualified to practice law in Hong Kong, and the opinions expressed herein are limited solely to the laws of Hong Kong. We do not express any opinion (i) concerning any law of any other jurisdiction; or (ii) on the matters covered by this opinion letter of the laws of any other jurisdiction.

2.4	We have not investigated and, except as expressly stated herein, make no comment with regard to any warranties, facts, opinions or representations in the Documents and their accuracy or adequacy.

2.5	We have not, for the purpose of this opinion letter, investigated and, except as expressly stated herein, make no comment with regard to the following matters as they may affect the Company: accounting matters, financial matters, and any compliance and regulatory matters.

2.6	This opinion letter is confined to circumstances and facts existing and known to us as at the date hereof.

2.7	We have at all times during the course of our investigations relied upon the Company and each of the HK Subsidiaries and their respective officers to provide us with the information requested and to respond timely, fully and truthfully to all questions raised.

2.8	The Companies Registry Searches should not be regarded as conclusive and, in particular, any such orders, resolutions, appointments, statutory declarations or notices of appointment may not yet have been filed or placed on the public record.

3.	Opinion

Based upon the foregoing and the Documents and subject to the assumptions, qualifications and limitations stated in this opinion letter and to any matters not disclosed to us in writing, we are of the opinion that each of the HK Subsidiaries was duly incorporated with limited liability in Hong Kong and is validly existing under the laws of Hong Kong. We are further of the opinion that, to the best of our knowledge after due inquiry, (i) the statements set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended September 30, 2025, filed with the U.S. Securities and Exchange Commission on January 30, 2026, under the section captioned “Overview of the Laws and Regulations Relating to the Operating Entities’ Business and Operations in Hong Kong,” insofar as such statements describe or summarize matters of Hong Kong law or the Hong Kong legal and regulatory framework applicable to the HK Subsidiaries, are true and accurate in all material respects as of the date hereof and nothing has been omitted from such statements which would make the same misleading in any material respect, and (ii) the statements set forth under the caption “Enforceability of Civil Liabilities” in the Prospectus, insofar as such statements describe or summarize matters of Hong Kong law relating to the recognition and enforcement of foreign judgments in Hong Kong and the bringing of original actions in Hong Kong, are true and accurate in all material respects as of the date hereof and nothing has been omitted from such statements which would make the same misleading in any material respect.

4.	Litigation/Winding-up Searches

4.1	The Winding-Up Searches have not revealed:

(a)	any appointment of, or an order for the appointment of, a receiver of any of the HK Subsidiaries;

(b)	any winding-up petition or any order or resolution for the winding-up of any of the HK Subsidiaries;

(c)	any of the HK Subsidiaries is subject to any winding up proceedings; or

(d)	any statutory declaration of the director(s) of any of the HK Subsidiaries to wind up any of the HK Subsidiaries.

5.	General

5.1	This opinion letter does not address the provisions of any documents not reviewed by us; furthermore, this opinion letter is confined to and given on the basis of the laws of Hong Kong as currently applied by the courts of Hong Kong. We have not investigated and we do not express or imply any opinion on the laws of any other jurisdiction and we have assumed that no other laws would affect the opinion stated herein, save as otherwise set out in this opinion letter.

5.2	This opinion letter is addressed to you solely for the purpose stated at the beginning of this opinion letter.

5.3	Without our prior written consent, this opinion letter must not be:

(a)	used or relied upon by you for any other purposes;

(b)	used or relied upon by any other person or entity for any purpose; and

(c)	copied, reproduced, quoted, referred to, distributed, disclosed, disseminated or made available to any other person or entity, except to your consultants and advisors.

5.4	This opinion letter is limited to the matters stated herein and does not extend to and is not to be read as extending by implication to any other matters in connection with any of the Documents.

5.5	We disclaim any obligations to advise you of facts, circumstances, events or developments which we are not aware of and may hereafter be brought to our attention and which would alter, affect or modify the opinion expressed herein.

5.6	This opinion letter shall be governed by and construed in accordance with the laws of Hong Kong.

5.7	This opinion letter is given to you as at the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

5.8	This opinion letter is rendered for the benefit of the addressees and the benefit of Sichenzia Ross Ference Carmel LLP, as counsel to the Agent, and may be relied upon by them in connection with the transactions contemplated by the Sales Agreement.

Other than as set forth in the preceding sentence, it may not be disclosed to or relied on by any other party or for any other purpose without our prior written consent. Notwithstanding the foregoing, the Company may disclose this opinion without our prior consent: (i) to its professional consultants and advisors; and (ii) to any governmental authorities as required by any applicable laws and regulations and relevant governmental authorities.

Yours faithfully,

/s/ Bird & Bird

Bird & Bird

Enc(s)

Appendix 1

Results of the Companies Registry Searches

Company Particulars Company Particulars Search System Clock: 09-JUL-2026 15:19:33 GMT +0800 Your Search: BRN = 73951341 BRN 73951341 Company Name Linkage Holding (Hong Kong) Limited 傳丞控股(香港)有限公司 Company Type Private company limited by shares Date of Incorporation 13-Apr-2022 Company Active Status Live Remarks - Winding Up Mode - Date of Dissolution / Ceasing to Exist - Register of Charges Unavailable Important Note - Name History Effective Date Name Used 13-Apr-2022 Linkage Holding (Hong Kong) Limited 傳丞控股(香港)有限公司 Registered Office Registered Office: UNIT 1102 , 11/F 29 AUSTIN RD TST KLN HONG KONG 09/07/2026, 15:19 Companies Registry - Company Particulars https://www.e-services.cr.gov.hk/ICRIS3ES/ps/company-particulars/details/order.do?orderNo=PS300060324980&xm=M%2B10%2B2BMNsGECzz4lpLZ1yok87w... 1/3 Companies Registry The Government of the Hong Kong Special Administrative Region

09/07/2026, 15:19 Companies Registry - Company Particulars

Effective Date: 13-Apr-2022

Share Capital

Issued: HKD 10,000

Paid-Up: HKD 10,000

Person(s) Holding Shares

Note :

1. The information of the company provided herein is taken from
(a) its "Incorporation Form" (Form NNC1) or if the company is a re-domiciled company, its "Return of Particulars of Members of Re-domiciled Company as at Re-domiciliation Date" (Form NSC21);
(b) its "Annual Return" (Form NAR1) and its "Return of Allotment" (Form NSC1)
filed with the Companies Registry, as the case may be. Other information relating to shareholding such as share transfer, reduction of share capital, repurchase of shares, share consolidation, listing, delisting, etc. is not included.

Shareholder(s)

Displaying: Record 1 to 1 of 1 records.

No.	English Name	Chinese Name	Address	Class of Share	No. of Shares Held	Position as at (Note 1)
1	LINKAGE GLOBAL INC	傳丞環球股份有限公司	GRAND PAVILION, HIBISCUS WAY, 802 WEST BAY ROAD, P.O. BOX 31119, GRAND CAYMAN, KY1-1205, CAYMAN ISLANDS	Ordinary	10,000	13-Apr-2026

List of Directors

Director

No.	Name in English	Name in Chinese	HKID No. / BRN	Passport No.	Passport Issuing Country / Region	Director Type	Director Particulars		All Directorships
							Online View	Certified Copy	
1	WU, ZHIHUA	吳志華	-	EG557****	中國 CHINA	Natural Person			

Particulars of Company Secretary

Particulars of Company Secretary (Body Corporate)

https://www.e-services.cr.gov.hk/ICRIS3ES/ps/company-particulars/details/order.do?orderNo=PS300060324980&xm=M%2B10%2B2BMNsGECzz4lpLZ1yok87w… 2/3

09/07/2026, 15:19 Companies Registry - Company Particulars

No.	1
English Name	KERNEL SECRETARIAL SERVICES LIMITED
Chinese Name	泓業秘書服務有限公司
BRN	67300784
Registered / Principal Office	RM 1611, 16/F PHASE 1 AUSTIN TOWER 22-26 AUSTIN AVENUE TST KLN HONG KONG
Date of Appointment	13-Apr-2022
Important Note	-

Particulars of Receiver and Manager

Particulars of Liquidator

Please select the Order Type:

Order certified report

HK$152.00 plus additional handling charges for different delivery mode(*)

Note 1: (*) Additional handling charges for different delivery mode will be shown when check out shopping cart.

Please select if you want to perform other searches or order other products for this company:

Image Record (including Document Index)

GO

https://www.e-services.cr.gov.hk/ICRIS3ES/ps/company-particulars/details/order.do?orderNo=PS300060324980&xm=M%2B10%2B2BMNsGECzz4lpLZ1yok87w… 3/3

Company Particulars Company Particulars Search System Clock: 09-JUL-2026 15:25:25 GMT +0800 Your Search: BRN = 73857010 BRN 73857010 Company Name Linkage Electronic Commerce Limited 傳丞電子商務有限公司 Company Type Private company limited by shares Date of Incorporation 11-Mar-2022 Company Active Status Live Remarks - Winding Up Mode - Date of Dissolution / Ceasing to Exist - Register of Charges Unavailable Important Note - Name History Effective Date Name Used 11-Mar-2022 Linkage Electronic Commerce Limited 傳丞電子商務有限公司 Registered Office Registered Office: UNIT 1102, 11/F, 29 AUSTIN ROAD, TSIM SHA TSUI, KLN HONG KONG 09/07/2026, 15:25 Companies Registry - Company Particulars https://www.e-services.cr.gov.hk/ICRIS3ES/ps/company-particulars/details/order.do?orderNo=PS300060325211&xm=M%2B10%2B2BMNsGECzz4lpLZ1%2FCd... 1/3 Companies Registry The Government of the Hong Kong Special Administrative Region

09/07/2026, 15:25 Companies Registry - Company Particulars

Effective Date: 23-Aug-2023

Share Capital

Issued: HKD 10,000

Paid-Up: HKD 10,000

Person(s) Holding Shares

Note :

1. The information of the company provided herein is taken from
(a) its “Incorporation Form” (Form NNC1) or if the company is a re-domiciled company, its “Return of Particulars of Members of Re-domiciled Company as at Re-domiciliation Date” (Form NSC21);
(b) its "Annual Return" (Form NAR1) and its "Return of Allotment" (Form NSC1)
filed with the Companies Registry, as the case may be. Other information relating to shareholding such as share transfer, reduction of share capital, repurchase of shares, share consolidation, listing, delisting, etc. is not included.

Shareholder(s)

Displaying: Record 1 to 1 of 1 records.

No.	English Name	Chinese Name	Address	Class of Share	No. of Shares Held	Position as at (Note 1)
1	LINKAGE HOLDING (HONG KONG) LIMITED	傳丞控股（香港）有限公司	UNIT 1102, 11/F, 29 AUSTIN ROAD, TSIM SHA TSUI, KOWLOON, HONG KONG	Ordinary	10,000	11-Mar-2026

List of Directors

Director

No.	Name in English	Name in Chinese	HKID No. / BRN	Passport No.	Passport Issuing Country / Region	Director Type	Director Particulars		All Directorships
							Online View	Certified Copy	
1	QI, XIAOYU	綦晓瑜	-	EL875****	中國 CHINA	Natural Person			

Particulars of Company Secretary

Particulars of Company Secretary (Body Corporate)

No.	1
English Name	KERNEL SECRETARIAL SERVICES LIMITED

https://www.e-services.cr.gov.hk/ICRIS3ES/ps/company-particulars/details/order.do?orderNo=PS300060325211&xm=M%2B10%2B2BMNsGECzz4lpLZ1%2FCd… 2/3

Chinese Name 泓業秘書服務有限公司 BRN 67300784 Registered / Principal Office ROOM 1611, 16/F, PHASE 1, AUSTIN TOWER, 22-26 AUSTIN AVENUE, TSIM SHA TSUI, KOWLOON, HONG KONG Date of Appointment 11-Mar-2022 Important Note - Particulars of Receiver and Manager --- Particulars of Liquidator --- Please select the Order Type: HK$152.00 plus additional handling charges for different delivery mode(*) Note 1: (*) Additional handling charges for different delivery mode will be shown when check out shopping cart. Please select if you want to perform other searches or order other products for this company: Order certified report Image Record (including Document Index) GO 09/07/2026, 15:25 Companies Registry - Company Particulars https://www.e-services.cr.gov.hk/ICRIS3ES/ps/company-particulars/details/order.do?orderNo=PS300060325211&xm=M%2B10%2B2BMNsGECzz4lpLZ1%2FCd... 3/3

Appendix 2

Results of the Winding-up Searches

OFFICIAL RECEIVER'S OFFICE
破 產 管 理 署

職員編號 Officer Code	:	ORO e-Services	查冊日期 Date of Search	09/07/2026
			查冊時間 Time of Search	15:01:15

破產管理署
強制性清盤個案查冊報告
OFFICIAL RECEIVER'S OFFICE COMPULSORY WINDING UP SEARCH REPORT

查冊申請人姓名／名稱 : QIN ZIYU
Name of Searcher

註 : Note

(1) 本署並沒有保存公司自動清盤的紀錄。
This office does not keep records of companies being wound-up voluntarily.

(2) 電腦系統並沒有保存1984年以前完結的公司強制清盤個案紀錄。
The computer system does not keep records of compulsory winding-up cases closed before 1984.

(3) 下列資料是根據查冊時取得的電腦紀錄提供 **(截至 09/07/2026 14:55:00)**。
The following information is provided according to computer records **(as at 09/07/2026 14:55:00)** which are extracted at the time of the search.

(4) 免除職務令日期指根據公司(清盤及雜項條文)條例第205條免除清盤人職務的日期。
The release order date refers to the date on which the Liquidatorship is released under S.205 of the Companies (Winding Up and Miscellaneous Provisions) Ordinance.

免責聲明 : Disclaimer

政府在本查冊中提供的資料並無任何種類的明示或隱含的保證，只作一般性質及參考用途。雖然政府已盡力確保本查冊所披露的資料準確無誤，但對有關資料是否準確、適合某特定用途、可靠或適時更新，政府尤其不作任何明示或隱含的保證。

政府不會就該等資料中的任何錯誤、遺漏、或錯誤陳述或失實陳述(不論明示或隱含的)承擔任何責任，而對於有關合約、侵權或其他方面所產生的任何損失或損害(包括但不限於業務損失或利潤損失的損害賠償)，不論所涉損失或損害是否因使用或依賴由本查冊中取得的資料，或因使用在本查冊中取得的資料或其他材料而採取的任何行動或決定所引致，政府亦不會有或不會承認任何責任、法律責任或義務。用戶須負責自行評估本查冊中所載或與之有關的所有資料，建議用戶在依靠有關資料前先核實資料的真確性或徵詢獨立的意見。

[本免責聲明已譯為中文。如中、英文兩個版本有任何差異或歧義，應以英文版本為準。]

The information provided by the Government in this search is without any express or implied warranty of any kind and is for general, reference purpose only. In particular, whilst the Government endeavours to ensure the accuracy of the information disclosed in this search, no express or implied warranty is given by the Government as to the accuracy, fitness for a particular purpose, reliability or timeliness in relation to the information.

The Government shall not be liable for any errors in, omissions from, or misstatements or misrepresentations (whether express or implied) concerning any such information, and shall not have or accept any responsibility, liability or obligation for any loss or damages whatsoever (including, but not limited to, damages for loss of business or loss of profits) arising in contract, tort or otherwise howsoever arising from the use of or reliance on the information obtained from this search, or from any action or decision taken as a result of using the information or other materials obtained in this search. Users are responsible for making their own assessments of all information contained in or in connection with this search and are advised to verify the authenticity of such information or seek independent advice before relying on the information.

[This Disclaimer has been translated into Chinese. If there is any inconsistency or ambiguity between the English version and the Chinese version, the English version shall prevail.]

資料搜尋準則 Search Criteria : LINKAGE_HOLDING_(HONG_KONG)_LIMITED_(公司英文名稱_English_Company_Name)       結 果 Result : 沒 有 清 盤 呈 請 No Outstanding Winding Up Petition   全報告完 End of report

OFFICIAL RECEIVER'S OFFICE
破 產 管 理 署

職員編號 Officer Code	: ORO e-Services	查冊日期 Date of Search	09/07/2026
		查冊時間 Time of Search	15:09:40

破產管理署
強制性清盤個案查冊報告
OFFICIAL RECEIVER'S OFFICE COMPULSORY WINDING UP SEARCH REPORT

查冊申請人姓名／名稱 : QIN ZIYU
Name of Searcher

註 : Note

(1) 本署並沒有保存公司自動清盤的紀錄。
This office does not keep records of companies being wound-up voluntarily.

(2) 電腦系統並沒有保存1984年以前完結的公司強制清盤個案紀錄。
The computer system does not keep records of compulsory winding-up cases closed before 1984.

(3) 下列資料是根據查冊時取得的電腦紀錄提供 **(截至 09/07/2026 15:05:00)**。
The following information is provided according to computer records **(as at 09/07/2026 15:05:00)** which are extracted at the time of the search.

(4) 免除職務令日期指根據公司(清盤及雜項條文)條例第205條免除清盤人職務的日期。
The release order date refers to the date on which the Liquidatorship is released under S.205 of the Companies (Winding Up and Miscellaneous Provisions) Ordinance.

免責聲明 : Disclaimer

政府在本查冊中提供的資料並無任何種類的明示或隱含的保證，只作一般性質及參考用途。雖然政府已盡力確保本查冊所披露的資料準確無誤，但對有關資料是否準確、適合某特定用途、可靠或適時更新，政府尤其不作任何明示或隱含的保證。

政府不會就該等資料中的任何錯誤、遺漏、或錯誤陳述或失實陳述(不論明示或隱含的)承擔任何責任，而對於有關合約、侵權或其他方面所產生的任何損失或損害(包括但不限於業務損失或利潤損失的損害賠償)，不論所涉損失或損害是否因使用或依賴由本查冊中取得的資料，或因使用在本查冊中取得的資料或其他材料而採取的任何行動或決定所引致，政府亦不會有或不會承認任何責任、法律責任或義務。用戶須負責自行評估本查冊中所載或與之有關的所有資料，建議用戶在依靠有關資料前先核實資料的真確性或徵詢獨立的意見。

[本免責聲明已譯為中文。如中、英文兩個版本有任何差異或歧義，應以英文版本為準。]

The information provided by the Government in this search is without any express or implied warranty of any kind and is for general, reference purpose only. In particular, whilst the Government endeavours to ensure the accuracy of the information disclosed in this search, no express or implied warranty is given by the Government as to the accuracy, fitness for a particular purpose, reliability or timeliness in relation to the information.

The Government shall not be liable for any errors in, omissions from, or misstatements or misrepresentations (whether express or implied) concerning any such information, and shall not have or accept any responsibility, liability or obligation for any loss or damages whatsoever (including, but not limited to, damages for loss of business or loss of profits) arising in contract, tort or otherwise howsoever arising from the use of or reliance on the information obtained from this search, or from any action or decision taken as a result of using the information or other materials obtained in this search. Users are responsible for making their own assessments of all information contained in or in connection with this search and are advised to verify the authenticity of such information or seek independent advice before relying on the information.

[This Disclaimer has been translated into Chinese. If there is any inconsistency or ambiguity between the English version and the Chinese version, the English version shall prevail.]

資料搜尋準則 Search Criteria : 傳丞控股(香港)有限公司_(公司中文名稱_Chinese_Company_Name)       結 果 Result : 沒 有 清 盤 呈 請 No Outstanding Winding Up Petition   全報告完 End of report

OFFICIAL RECEIVER'S OFFICE
破 產 管 理 署

職員編號 Officer Code	: ORO e-Services	查冊日期 Date of Search	09/07/2026
		查冊時間 Time of Search	15:01:15

破產管理署
強制性清盤個案查冊報告
OFFICIAL RECEIVER'S OFFICE COMPULSORY WINDING UP SEARCH REPORT

查冊申請人姓名／名稱 : QIN ZIYU
Name of Searcher

註 : Note

(1) 本署並沒有保存公司自動清盤的紀錄。
This office does not keep records of companies being wound-up voluntarily.

(2) 電腦系統並沒有保存1984年以前完結的公司強制清盤個案紀錄。
The computer system does not keep records of compulsory winding-up cases closed before 1984.

(3) 下列資料是根據查冊時取得的電腦紀錄提供 **(截至 09/07/2026 14:55:00)**。
The following information is provided according to computer records **(as at 09/07/2026 14:55:00)** which are extracted at the time of the search.

(4) 免除職務令日期指根據公司(清盤及雜項條文)條例第205條免除清盤人職務的日期。
The release order date refers to the date on which the Liquidatorship is released under S.205 of the Companies (Winding Up and Miscellaneous Provisions) Ordinance.

免責聲明 : Disclaimer

政府在本查冊中提供的資料並無任何種類的明示或隱含的保證，只作一般性質及參考用途。雖然政府已盡力確保本查冊所披露的資料準確無誤，但對有關資料是否準確、適合某特定用途、可靠或適時更新，政府尤其不作任何明示或隱含的保證。

政府不會就該等資料中的任何錯誤、遺漏、或錯誤陳述或失實陳述(不論明示或隱含的)承擔任何責任，而對於有關合約、侵權或其他方面所產生的任何損失或損害(包括但不限於業務損失或利潤損失的損害賠償)，不論所涉損失或損害是否因使用或依賴由本查冊中取得的資料，或因使用在本查冊中取得的資料或其他材料而採取的任何行動或決定所引致，政府亦不會有或不會承認任何責任、法律責任或義務。用戶須負責自行評估本查冊中所載或與之有關的所有資料，建議用戶在依靠有關資料前先核實資料的真確性或徵詢獨立的意見。

[本免責聲明已譯為中文。如中、英文兩個版本有任何差異或歧義，應以英文版本為準。]

The information provided by the Government in this search is without any express or implied warranty of any kind and is for general, reference purpose only. In particular, whilst the Government endeavours to ensure the accuracy of the information disclosed in this search, no express or implied warranty is given by the Government as to the accuracy, fitness for a particular purpose, reliability or timeliness in relation to the information.

The Government shall not be liable for any errors in, omissions from, or misstatements or misrepresentations (whether express or implied) concerning any such information, and shall not have or accept any responsibility, liability or obligation for any loss or damages whatsoever (including, but not limited to, damages for loss of business or loss of profits) arising in contract, tort or otherwise howsoever arising from the use of or reliance on the information obtained from this search, or from any action or decision taken as a result of using the information or other materials obtained in this search. Users are responsible for making their own assessments of all information contained in or in connection with this search and are advised to verify the authenticity of such information or seek independent advice before relying on the information.

[This Disclaimer has been translated into Chinese. If there is any inconsistency or ambiguity between the English version and the Chinese version, the English version shall prevail.]

資料搜尋準則 Search Criteria : LINKAGE_ELECTRONIC_COMMERCE_LIMITED_(公司英文名稱_English_Company_Name)       結 果 Result : 沒 有 清 盤 呈 請 No Outstanding Winding Up Petition   全報告完 End of report

OFFICIAL RECEIVER'S OFFICE
破 產 管 理 署

職員編號 Officer Code	: ORO e-Services	查冊日期 Date of Search	09/07/2026
		查冊時間 Time of Search	15:09:40

破產管理署
強制性清盤個案查冊報告
OFFICIAL RECEIVER'S OFFICE COMPULSORY WINDING UP SEARCH REPORT

查冊申請人姓名／名稱 : QIN ZIYU
Name of Searcher

註 :
Note

(1) 本署並沒有保存公司自動清盤的紀錄。
This office does not keep records of companies being wound-up voluntarily.

(2) 電腦系統並沒有保存1984年以前完結的公司強制清盤個案紀錄。
The computer system does not keep records of compulsory winding-up cases closed before 1984.

(3) 下列資料是根據查冊時取得的電腦紀錄提供 **(截至 09/07/2026 15:05:00)**。
The following information is provided according to computer records **(as at 09/07/2026 15:05:00)** which are extracted at the time of the search.

(4) 免除職務令日期指根據公司(清盤及雜項條文)條例第205條免除清盤人職務的日期。
The release order date refers to the date on which the Liquidatorship is released under S.205 of the Companies (Winding Up and Miscellaneous Provisions) Ordinance.

免責聲明 :
Disclaimer

政府在本查冊中提供的資料並無任何種類的明示或隱含的保證，只作一般性質及參考用途。雖然政府已盡力確保本查冊所披露的資料準確無誤，但對有關資料是否準確、適合某特定用途、可靠或適時更新，政府尤其不作任何明示或隱含的保證。

政府不會就該等資料中的任何錯誤、遺漏、或錯誤陳述或失實陳述(不論明示或隱含的)承擔任何責任，而對於有關合約、侵權或其他方面所產生的任何損失或損害(包括但不限於業務損失或利潤損失的損害賠償)，不論所涉損失或損害是否因使用或依賴由本查冊中取得的資料，或因使用在本查冊中取得的資料或其他材料而採取的任何行動或決定所引致，政府亦不會有或不會承認任何責任、法律責任或義務。用戶須負責自行評估本查冊中所載或與之有關的所有資料，建議用戶在依靠有關資料前先核實資料的真確性或徵詢獨立的意見。

[本免責聲明已譯為中文。如中、英文兩個版本有任何差異或歧義，應以英文版本為準。]

The information provided by the Government in this search is without any express or implied warranty of any kind and is for general, reference purpose only. In particular, whilst the Government endeavours to ensure the accuracy of the information disclosed in this search, no express or implied warranty is given by the Government as to the accuracy, fitness for a particular purpose, reliability or timeliness in relation to the information.

The Government shall not be liable for any errors in, omissions from, or misstatements or misrepresentations (whether express or implied) concerning any such information, and shall not have or accept any responsibility, liability or obligation for any loss or damages whatsoever (including, but not limited to, damages for loss of business or loss of profits) arising in contract, tort or otherwise howsoever arising from the use of or reliance on the information obtained from this search, or from any action or decision taken as a result of using the information or other materials obtained in this search. Users are responsible for making their own assessments of all information contained in or in connection with this search and are advised to verify the authenticity of such information or seek independent advice before relying on the information.

[This Disclaimer has been translated into Chinese. If there is any inconsistency or ambiguity between the English version and the Chinese version, the English version shall prevail.]

資料搜尋準則 Search Criteria : 傳丞電子商務有限公司_(公司中文名稱_Chinese_Company_Name)       結 果 Result : 沒 有 清 盤 呈 請 No Outstanding Winding Up Petition   全報告完 End of report